A special meeting of the fund's shareholders was held on April 17, 2002. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To continue the effectiveness of Article VII, Section 7.04 of the Trust Instrument.
	# of Votes	% of Votes
Affirmative	126,607,111.17	90.282
Against	5,705,726.95	4.068
Abstain	6,270,223.91	4.472
Broker Non-Votes	1,652,443.20	1.178
TOTAL	140,235,505.23	100.00
PROPOSAL 2
To authorize the Trustees to adopt an amended and restated Trust Instrument.
	# of Votes	% of Votes
Affirmative	123,451,188.54	88.032
Against	9,024,415.05	6.436
Abstain	6,107,458.44	4.354
Broker Non-Votes	1,652,443.20	1.178
TOTAL	140,235,505.23	100.00

PROPOSAL 3
To elect the thirteen nominees specified below as Trustees.
	# of Votes	% of Votes
J. Michael Cook
Affirmative	135,301,823.50	96.482
Withheld	4,933,681.73	3.518
TOTAL	140,235,505.23	100.00
Ralph F. Cox
Affirmative	134,913,095.20	96.205
Withheld	5,322,410.03	3.795
TOTAL	140,235,505.23	100.00
Phyllis Burke Davis
Affirmative	134,850,299.73	96.160
Withheld	5,385,205.50	3.840
TOTAL	140,235,505.23	100.00
Robert M. Gates
Affirmative	135,015,779.68	96.278
Withheld	5,219,725.55	3.722
TOTAL	140,235,505.23	100.00
Abigail P. Johnson
Affirmative	135,070,309.66	96.317
Withheld	5,165,195.57	3.683
TOTAL	140,235,505.23	100.00
Edward C. Johnson 3d
Affirmative	134,961,719.12	96.239
Withheld	5,273,786.11	3.761
TOTAL	140,235,505.23	100.00
Donald J. Kirk
Affirmative	135,062,854.70	96.311
Withheld	5,172,650.53	3.689
TOTAL	140,235,505.23	100.00
	# of Votes	% of Votes
Marie L. Knowles
Affirmative	135,292,115.93	96.475
Withheld	4,943,389.30	3.525
TOTAL	140,235,505.23	100.00
Ned C. Lautenbach
Affirmative	135,161,662.14	96.382
Withheld	5,073,843.09	3.618
TOTAL	140,235,505.23	100.00
Peter S. Lynch
Affirmative	135,287,878.38	96.472
Withheld	4,947,626.85	3.528
TOTAL	140,235,505.23	100.00
Marvin L. Mann
Affirmative	135,060,335.11	96.310
Withheld	5,175,170.12	3.690
TOTAL	140,235,505.23	100.00
William O. McCoy
Affirmative	135,128,783.68	96.358
Withheld	5,106,721.55	3.642
TOTAL	140,235,505.23	100.00
William S. Stavropoulos
Affirmative	135,080,401.63	96.324
Withheld	5,155,103.60	3.676
TOTAL	140,235,505.23	100.00
PROPOSAL 4
To amend the fund's fundamental investment limitation concerning underwriting.
	# of Votes	% of Votes
Affirmative	124,271,568.67	88.617
Against	7,114,206.62	5.073
Abstain	7,197,286.74	5.132
Broker Non-Votes	1,652,443.20	1.178
TOTAL	140,235,505.23	100.00
PROPOSAL 5
To amend the fund's fundamental investment limitation concerning lending.
	# of Votes	% of Votes
Affirmative	122,892,140.73	87.633
Against	8,018,343.99	5.717
Abstain	7,672,577.31	5.472
Broker Non-Votes	1,652,443.20	1.178
TOTAL	140,235,505.23	100.00